UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  July 15, 2011

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 15, 2011, Alliqua Biomedical, Inc. (“Alliqua”), a wholly-owned subsidiary of Alliqua, Inc., entered into an exclusive license agreement (the “Exclusive License Agreement”) with Noble Fiber Technologies, LLC (“Noble”) pursuant to which Noble granted Alliqua an exclusive worldwide license (the “License”) to use Noble’s silver coated fibers (the “Fibers”) marketed under the trademarks X-Static® and SilverSeal® in Alliqua’s manufacture, sale, use and distribution of (i) Hydrogel Wound Dressing identified in 510(k) K040019 and (ii) Hydrocolloid Wound Dressing identified in 510(k) K033900 (collectively, the “Licensed Products”).  Pursuant to the Exclusive License Agreement, Alliqua further agreed to purchase all Fibers for use in the Licensed Products from Noble and all fabrics and yarns containing the Fibers from mills that have entered into licensing arrangements with Noble for the manufacture of fabrics or yarns containing the Fibers.  The Exclusive License Agreement expires on July 30, 2021 but will be automatically renewed for continuous additional two-year periods thereafter, unless earlier terminated pursuant to the terms therein.

Alliqua also agreed to use commercially reasonable efforts to market the Licensed Products and make and maintain adequate arrangements for the manufacture, distribution, advertising and promotion of the Licensed Products.  Under the terms of the Exclusive License Agreement, Alliqua will pay Noble an up-front license fee of $100,000 (the “License Fee”) and a royalty fee of 9.75% of the net sales of the Licensed Products, subject to the following minimum royalty payments that Alliqua is required to pay Noble to the extent that the royalty fee is less than the minimum royalty payment:

Calendar Year	Minimum Royalty Due During That Year
2012	$50,000
2013	$200,000
2014	$400,000
2015	$500,000
2016	$600,000

Upon Alliqua’s payment of the License Fee, Noble will transfer to Alliqua all right, title and interest to its K040019 – Silverseal® Hydrogel Wound Dressing and its K033900 – Silverseal® Hydrocolloid Wound Dressing, as approved by the United States Food and Drug Administration (the “FDA Clearance”), and all materials related to the FDA Clearance.  Upon such transfer, Alliqua will list the Licensed Products according to 21 CFR Part 807 and all other applicable regulations and Noble will delete its device listing for the Licensed Products.  Alliqua will indemnify Noble for all amounts due in connection with FDA Clearance that arise after the Exclusive License Agreement subject to the terms therein.

To secure the timely payment and performance of Alliqua’s obligations under the Exclusive License Agreement, Alliqua and Noble also entered into a Collateral Assignment of 510(k) Rights (the “Collateral Assignment of 510(k) Rights”) pursuant to which Alliqua granted Noble a security interest in the FDA Clearance.

The foregoing summaries of the Exclusive License Agreement and the Collateral Assignment of 510(k) Rights are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 7.01  Regulation FD Disclosure.

On July 20, 2011, we issued a press release announcing the signing of the Exclusive License Agreement disclosed in Item 1.01 above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the accompanying press release shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Exclusive License Agreement, dated as of July 15, 2011, by and between Noble Fiber Technologies, LLC and Alliqua Biomedical, Inc.

10.2	Collateral Assignment of 510(k) Rights, dated as of July 15, 2011, by and between Noble Fiber Technologies, LLC and Alliqua Biomedical, Inc.

99.1	Press release dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: July 20, 2011	By:	/s/ Richard Rosenblum
		Name:	Richard Rosenblum
		Title:	President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Exclusive License Agreement, dated as of July 15, 2011, by and between Noble Fiber Technologies, LLC and Alliqua Biomedical, Inc.

10.2	Collateral Assignment of 510(k) Rights, dated as of July 15, 2011, by and between Noble Fiber Technologies, LLC and Alliqua Biomedical, Inc.

99.1	Press release dated July 20, 2011.